Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (the "Registration Statement"), of our report dated January 23, 1997, except as to the information presented in Note 17, for which the date is February 21, 1997, on our audits of the consolidated financial statements of James River Corporation of Virginia and Subsidiaries ("James River") as of December 29, 1996 and December 31, 1995, and for each of the three fiscal years in the period ended December 29, 1996, which report is included in the Annual Report on Form 10-K of James River for the year ended December 29, 1996.

We also consent to the incorporation by reference in the Registration Statement of our report dated August 13, 1997, on our audits of the supplemental consolidated financial statements of Fort James corporation and Subsidiaries ("Fort James") as of December 29, 1996 and December 31, 1995, and for each of the three fiscal years in the period ended December 29, 1996, which report is included in the Current Report on Form 8-K filed on August 27, 1997. The supplemental consolidated financial statements give retroactive effect to the merger of James River and Fort Howard Corporation on August 13, 1997, which has been accounted for as a pooling of interests as described in Notes 1 and 2 to the supplemental consolidated financial statements. These financial statements did not extend through the date of consummation and were prepared prior to the issuance of financial statements of Fort James covering the date of consummation of the business combination. However, generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation.

We also consent to the incorporation by reference in the Registration Statement of our report dated August 13, 1997, on our audits of the consolidated financial statements of Fort James as of December 29, 1996 and December 31, 1995, and for each of the three fiscal years in the period ended December 29, 1996, which report is included in the Current Report on Form 8-K dated August 13, 1997 (filed on February 3, 1998).

We also consent to the reference to our firm under the caption "Experts".



                                        /s/ COOPERS & LYBRAND L.L.P.


Richmond, Virginia
March 3, 1998